UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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VeriSign, Inc.

(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held on May 29, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement, Annual Report on Form 10-K and Letter to Stockholders

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ATTN: INVESTOR RELATIONS 487 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043

VERISIGN, INC.

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the Meeting materials for any special requirements for Meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Meeting date. Have your notice in hand when you access the Website and follow the instructions.

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Meeting Location

The Annual Meeting for holders as of March 31, 2008 is to be held on May 29, 2008 at 10:00 A.M. PDT at: VeriSign, Inc Corporate Headquarters 487 East Middlefield Road Mountain View, CA 94043

From San Francisco International Airport (SFO):

Exit airport on Highway 101 South. Drive approximately 25 miles on 101, and exit at Ellis Street. Merge right onto Ellis Street. VeriSign’s Corporate Headquarters is located where Ellis Street meets Middlefield Road. To get to the Meeting place in Building 2, you will turn right onto Middlefield Road and then immediately and safely get into the center turn lane for a quick left into the first driveway on your left. Visitor parking will be on the left just as you enter the parking lot driveway. Proceed along the sidewalk at the front of the building and follow the pathway to the main entrance. Reception will direct you from there.

From San Jose International Airport (SJC):

Proceed towards the airport exit on Airport Parkway. Turn left on Guadalupe Parkway. Take the 101 North ramp toward San Francisco. Take the Ellis Street exit toward Moffett South Gate. Turn left onto Ellis Street. VeriSign’s Corporate Headquarters is located where Ellis Street meets Middlefield Road. To get to the Meeting place in Building 2, you will turn right onto Middlefield Road and then immediately and safely get into the center turn lane for a quick left into the first driveway on your left. Visitor parking will be on the left just as you enter the parking lot driveway. Proceed along the sidewalk at the front of the building and follow the pathway to the main entrance. Reception will direct you from there.

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Voting items

The Board recommends a vote “FOR” each of the proposals listed below.

1. ELECTION OF DIRECTORS

01) D. James Bidzos 02) William L. Chenevich 03) Kathleen A. Cote

04) John D. Roach 05) Louis A. Simpson 06) Timothy Tomlinson

2. To ratify the selection of KPMG LLP as VeriSign’s independent registered public accounting firm for the year ending December 31, 2008.

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